As filed with the Securities and Exchange Commission on June 10, 2005
                                                           Registration No. 333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 TECHEDGE, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                    04-3703334
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

    33 Wood Avenue South, 7F
       Iselin, New Jersey                                08830
(Address of Principal Executive Offices)               (Zip Code)

                     Techedge 2005 Equity Compensation Plan
               China Quantum Communications, Ltd. 2001 Stock Plan
                            (Full title of the Plans)

                                   Peter Wang
                             Chief Executive Officer
                                 Techedge, Inc.
                            33 Wood Avenue South, 7F
                            Iselin, New Jersey 08830
                                 (732) 632-9896
 (Name, address and telephone number, including area code, of agent for service)

                                With a copy to:
                            Steven E. Siesser, Esq.
                             Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                                 (973) 597-2500

                         CALCULATION OF REGISTRATION FEE

                                                               Proposed        Proposed
                                                               maximum          maximum
                                          Amount to be        offering         aggregate           Amount of
Title of securities to be registered      registered(1)    price per share   offering price    registration fee
------------------------------------      -------------    ---------------   --------------    ----------------
Common stock, par value $.0001 per       8,500,000 shares        $0.725       $6,162,500           $725.33
share, available for future grant
under the Techedge, Inc. 2005
Equity Compensation Plan (2)
---------------------------------------------------------------------------------------------------------------
Common stock, par value $.0001 per       4,266,684 shares        $0.20        $  853,336.80        $100.44
share, issuable upon exercise of
outstanding options granted under
the China Quantum Communications,
Ltd. 2001 Stock Plan (3)
---------------------------------------------------------------------------------------------------------------
Total                                                                                              $825.77
---------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement covers such indeterminate number of shares of common stock as may be issued from time to time as a result of any stock split, stock dividend, or similar transaction pursuant to the anti-dilution provisions of the Techedge, Inc. 2005 Equity Compensation Plan and China Quantum Communications, Ltd. 2001 Stock Plan.

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon the average of the closing bid and asked price of the common stock as quoted on the OTC Bulletin Board on June 8, 2005 because the price at which the shares may be granted in the future is not currently determinable.

(3) The computation of the Registration Fee is based upon the weighted average exercise price per share of $0.20 as to the outstanding but unexercised options to purchase an aggregate of 4,266,684 shares of common stock granted under the China Quantum Communications, Ltd. 2001 Stock Plan, as amended.

                                     PART I

      This registration statement is filed to register an aggregate of 12,766,684 shares of common stock, $.0001 par value per share, of Techedge, Inc. for offer and sale under the Techedge 2005 Equity Compensation Plan and the China Quantum Communications, Ltd. 2001 Stock Plan, as amended (collectively, the "Plans").

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the Note to Part I of Form S-8, such documents are not being filed with the Commission either as part of this registration statement filed pursuant to the requirements of Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The Commission allows us to "incorporate" into this Registration Statement information we file with other documents. This means that we may disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this Registration Statement, and information we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this Registration Statement:

                  (a) Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004;

                  (b) Our Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2005;

                  (c) Our Current Reports on Form 8-K filed on February 14, 2005, March 16, 2005, April 29, 2005, May 2, 2005, May 5, 2005, May 26,
         2005 and June 3, 2005;

                  (d) Our definitive Proxy Statement on Schedule 14A for our 2005 Annual Meeting of Stockholders filed on April 15, 2005; and

                  (e) The description of our common stock contained in Amendment No. 3 to our registration statement on Form 10-SB filed pursuant to
         Section 12(g) of the Exchange Act on February 20, 2003, including any amendments or reports filed for the purpose of updating such description.

      All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.

         The validity of the securities offered hereby has been passed upon for us by Lowenstein Sandler PC.

Item 6.  Indemnification of Directors and Officers.

Sections 145(a) and (b) of the Delaware General Corporation Law permit us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful; provided, that with respect to actions or suits brought on our behalf, the person may only be indemnified with respect to expenses (including attorneys' fees) and may not be indemnified with respect to any claim, issue or matter for which the person is adjudged to be liable unless a court determines otherwise. Under Section 145(c), to the extent that one of our present or former directors or officers is successful on the merits or otherwise in defense of any of these actions, suits or proceedings, or in defense of any claim, issue or matter, the director or officer shall be indemnified against expenses (including attorneys' fees) that the director or officer actually and reasonably incurs because of the action, suit or proceeding. Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

Delaware law and Article Eleventh of our certificate of incorporation provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

            - any breach of their duty of loyalty to the corporation or its stockholders;

            - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

            - unlawful payments of dividends or unlawful stock repurchases or redemptions; or

            - any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Article Ninth of our certificate of incorporation requires us to indemnify our directors, officers, employees and agents to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law.

In addition to the indemnification provided for in our certificate of incorporation and bylaws, we may enter into indemnification agreements with our existing and future directors and officers. We also may obtain liability insurance for the benefit of our directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Iselin, State of New Jersey, on the 10th day of June, 2005.

                                     TECHEDGE, INC.,

                                     By:   /s/ Peter Wang
                                        ----------------------------------------
                                        Name:  Peter Wang
                                        Title: President and
                                               Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Wang and Ya Li, and each of them or his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 10th day of June, 2005.

Signature                               Title

/s/ Peter Wang                          Chairman of the Board, President,
---------------------------             Chief Executive Officer
    Peter Wang                          (Principal Executive Officer)

/s/ Ya Li                               Chief Financial Officer and Director
---------------------------             (Principal Financial and
    Ya Li                               Accounting Officer)

/s/ Charles Xue                         Director
---------------------------
    Charles Xue

                                  EXHIBIT INDEX

Exhibit Number    Description

4.1(a) Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(a) to the Registrant's registration statement on Form 10-SB filed with the Commission on September 17, 2002).

4.1(b) Certificate of Amendment of Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1.1 to the Registrant's Quarterly Report on Form 10-QSB filed with the Commission on November 12, 2004).

4.2 By-laws of the Registrant (incorporated by reference to Exhibit 3(b) to the Registrant's registration statement on Form 10-SB filed with the Commission on September 17, 2002).

4.3 Specimen of the Registrant's Common Stock Certificate (incorporated by reference to Exhibit 4(b) to the Registrant's registration statement on Form 10-SB filed with the Commission on September 17, 2002).

4.4 China Quantum Communications, Ltd. 2001 Stock Plan and forms of agreement thereunder (incorporated by reference to Exhibit
                  10.6 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2004).

4.5* Registrant's 2005 Equity Compensation Plan and forms of agreement thereunder.

5.1*              Opinion of Lowenstein Sandler PC.

23.1*             Consent of Rosenberg Rich Baker Berman & Company, CPA, PA.

23.2*             Consent of Lowenstein Sandler PC (included in Exhibit 5.1).

24.1*             Power of Attorney (included on the signature page of this
                  registration
_____________     statement).
*Filed herewith.